UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2017, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., a wholly-owned subsidiary of the Company, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $72,500,000 aggregate principal amount of 6.50% Senior Notes due 2027 (the “Firm Notes”) plus an additional $10,875,000 aggregate principal amount of 6.50% Senior Notes due 2027 to cover underwriter overallotments (the “Additional Notes” and together with the Firm Notes, the “Notes”). The Notes were offered to the public at a purchase price equal to 100% of their principal amount. The Underwriters have agreed to purchase the Notes at a 4% discount to such purchase price, for an aggregate discount of $2,900,000 (or $3,335,000 if the Underwriters also purchase all the Additional Notes). The Notes were offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-216733) initially filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2017, as amended by Amendment No. 1 filed with the Commission on April 13, 2017 and Amendment No. 2 filed with the Commission on April 21, 2017, and declared effective by the Commission on April 27, 2017. On November 14, 2017, the Company priced the offering. The offering is expected to close on November 21, 2017, subject to customary closing conditions. The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events.

In connection with the offering of the Notes, the Company obtained the consent of Frost Gamma Investments Trust, the lender under the Company’s previously disclosed $40 million revolving credit agreement (“Revolving Credit Agreement”) and an entity affiliated with Dr. Phillip Frost, the Company’s Chairman of the Board and principal shareholder, to issue the Notes and comply with its obligations thereunder. Also, the Company entered into amendments (the “Amendments”) to its previously disclosed forgivable loan agreement with National Financial Services LLC to permit the issuance of the Notes and the compliance by the Company of its obligations thereunder. The Amendments also permitted the Company to terminate a prior revolving credit agreement and to enter into the Revolving Credit Agreement, as previously disclosed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of November 14, 2017, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein.

23.1	Consent of Egan-Jones Ratings Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2017	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer

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